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                                                                   EXHIBIT 3.1.1
                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              WOLFPACK CORPORATION

         WOLFPACK CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Certificate of Incorporation of WOLFPACK CORPORATION be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                                     "FIRST:
                                      -----

         The name of the corporation (hereinafter called the "corporation") is equitel, inc."

         SECOND: That in lieu of a meeting and vote of stockholders, holders of a majority of the outstanding stock of the Corporation have signed and consented to the writing setting forth approval of the aforesaid amendment in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has signed this Certificate of Amendment on this _____day of February, 2002.

                                          WOLFPACK CORPORATION


                                          By: ________________________________
                                          Name:    Mary Walker
                                          Title:   President